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                                                                 EXHIBIT 10.7

                             LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of the 13th day of May 1996, is made and entered into on the terms and conditions hereinafter set forth, by and between ILD COMMUNICATIONS, INC., a Delaware corporation ("ILD"), and INTELLICALL OPERATOR SERVICES, INC., a Delaware corporation ("IOS") (individually, a "Borrower" and collectively, the "Borrowers"), those entities set forth on Exhibit A attached hereto and incorporated herein by reference (individually, a "Lender" and collectively, the "Lenders"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation, as agent for itself and the other Lender ("Sirrom" or "Agent").

                                      RECITALS:

     WHEREAS, Borrowers have requested that Lenders make available to Borrowers a loan in the original principal amount of Two Million Dollars ($2,000,000) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

     WHEREAS, in order to induce Lenders to make the Loan to Borrowers, Borrowers have made certain representations to Lenders; and

     WHEREAS, Lenders, in reliance upon the representations and inducements of Borrowers, have agreed to make the Loan upon the terms and conditions hereinafter set forth.

                                      AGREEMENT:

     NOW, THEREFORE, in consideration of the agreement of Lenders to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Agent and Lenders hereby agree as follows:


                                      ARTICLE 1
                                       THE LOAN

     1.1 EVIDENCE OF LOAN INDEBTEDNESS AND REPAYMENT. Subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), Lenders agree to loan to Borrowers the aggregate sum of Two Million Dollars ($2,000,000).
Each Lender's portion of the Loan shall be in the amount set forth opposite each Lender's name on Exhibit A attached hereto. The Loan shall be evidenced by a Secured Promissory Note, substantially in the form of Exhibit B attached hereto and incorporated herein by this reference (individually, a "Note" and collectively, the "Notes"), dated as of the date hereof, executed by Borrowers, in the principal

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amount of each Lender's portion of the Loan.  The Loan shall be payable in accordance with the terms of the Notes. The Notes, this Agreement and any other instruments and documents executed by Borrower, now or hereafter evidencing, securing or in any way relating to the indebtednesses evidenced by the Notes are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents."

     1.2 PREPAYMENT. The indebtedness evidenced by the Notes may be prepaid in whole or in part, at any time and from time to time, without penalty.

     1.3 PROCESSING FEE. Borrower shall pay Lenders a processing fee of Fifty Thousand Dollars ($50,000) on a pro rata basis, $25,000 of which has already been paid to Sirrom. On the date the Loan is funded, an additional $12,500 shall be paid to Sirrom and $12,500 shall be paid to Reedy River Ventures Limited Partnership.

     1.4 PURPOSE. The purpose of the Loan shall be to provide additional working capital to Borrower.


                                      ARTICLE 2
                                       SECURITY

     2.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Agent for the benefit of each Lender a security interest in, and assigns to Agent for the benefit of each Lender, all of such Borrower's right, title and interest in, to or under the following described property, and any and all proceeds and products thereof and accessions thereto (collectively the "Collateral"):

          (a) EQUIPMENT. All equipment of Borrower of any kind and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto;

          (b) INVENTORY, ACCOUNTS, CONTRACT RIGHTS, CHATTEL PAPER AND GENERAL INTANGIBLES. All of Borrower's inventory and any agreements for lease of same and rentals therefrom, and all of Borrower's accounts, accounts receivable, contract rights (including, without limitation, all customer contracts, rights, lists, records, billing and all other information relating to customers of Borrower), chattel paper and general intangibles and the proceeds therefrom, whether now in existence or owned or hereafter arising or acquired, entered into or created, and wherever located; and whether held for lease or sale, or furnished or to be furnished under contracts of service;

          (c) TRADEMARKS, ETC. All trademarks and service marks now held or hereafter acquired by Borrower, both those that are registered with the United States Patent and Trademark Office and any unregistered marks used by Borrower in the United States, and trade dress, including logos and designs, in connection with which any such marks are

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     used, together with all registrations regarding such marks and the rights to renewals thereof, and the goodwill of the business of Borrower symbolized by such marks;

          (d) COPYRIGHTS. All copyrights now held or hereafter acquired by Borrower and any applications for U.S. copyrights hereafter made by Borrower;

          (e) PROPRIETARY INFORMATION, COMPUTER DATA, ETC. All proprietary information and trade secrets of Borrower with respect to Borrower's business now held or hereafter acquired and all of Borrower's computer programs and the information contained therein and all intellectual property rights with respect thereto now held or hereafter acquired;

          (f) OTHER PROPERTY. All other current and future-acquired property, in whatever form, both tangible and intangible; and

          (g) EXCLUDED PROPERTY. Notwithstanding anything to the contrary contained herein, the term Collateral shall not include any call records and rights pertaining thereto purchased for cash by Integritel, but shall specifically include the proceeds received from Integritel pursuant to such purchases.

     2.2 SECURED OBLIGATIONS. The indebtedness and other obligations secured (the "Obligations") hereby consist of the following:

          (a) The full and timely payment of the indebtednesses evidenced by the Notes, together with interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any extensions, modifications, replacements, consolidations and/or renewals thereof and any notes given in payment thereof;

          (b) The full and prompt performance of all other obligations of Borrowers to the Lenders and/or the Agent, as applicable, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lenders to Borrowers;

          (c) The full and prompt repayment of all advances and other expenditures made by the Lenders and/or Agent for taxes, levies, or the preservation or protection of the Collateral; and

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          (d)  The full and prompt payment of all court costs, expenses and costs of whatever kind incident to the collection of the indebtednesses evidenced by the Notes, the enforcement or protection of the security interests or assignments granted herein, or the exercise by Agent or Lenders of any rights or remedies of Agent or Lenders with respect to the Notes or the Loan Documents, including without limitation reasonable attorney's fees actually incurred by Lenders or Agent, all of which Borrowers agree to pay to Lenders and/or the Agent, as applicable, upon demand.


                                      ARTICLE 3
                            REPRESENTATIONS AND WARRANTIES

     3.1 BORROWER'S REPRESENTATIONS. Each Borrower hereby represents and warrants to Lenders as follows:

          (a) CORPORATE STATUS. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Each Borrower is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on such Borrower's financial condition or its ability to conduct its business in the manner now conducted.

          (b) SUBSIDIARIES. Schedule 3.1(b) hereto is a complete list of each corporation, partnership, joint venture or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which each Borrower or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which each Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by each Borrower. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 3.1(b), which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) it is required so to qualify. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Each Borrower and the Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 3.1(b), free and clear of all liens, claims, charges, restrictions, security interests,

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     equities, proxies, pledges or encumbrances of any kind.  Except where otherwise indicated herein or unless the context otherwise requires, any reference to Borrowers herein shall include Borrowers and all of their Subsidiaries.

          (c) AUTHORIZATION. Each Borrower is only engaged in the business of selling long distance telecommunications services and providing operator services. Each Borrower has full legal right, power and authority to conduct its business and affairs. Each Borrower has full legal right, power and authority to enter into and perform its obligations hereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which each Borrower is a party, and the performance by each Borrower of its obligations thereunder are within the corporate powers of each Borrower and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals except as set forth on Schedule 3.1(k), if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or bylaws of each Borrower, or any agreement binding upon each Borrower or its properties. The officer(s) executing this Agreement, the Notes and all of the other Loan Documents to which each Borrower is a party are duly authorized to act on behalf of each Borrower.

          (d) VALIDITY AND BINDING EFFECT. This Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

          (e) CAPITALIZATION. The authorized capital stock of ILD consists solely of 300,000 shares of common stock, $.01 par value per share ("Common Stock"), of which 1,000 shares are issued and outstanding and 200,000 shares of preferred stock of which 100,000 shares are designated as Series A Preferred Stock, all of which is outstanding and 5,000 shares are designated as Series B Preferred Stock, all of which is outstanding (collectively, the "ILD Shares). The authorized capital stock of IOS consists solely of 10,000 shares of common stock, $0.01 par value per share, all of the outstanding shares of which are owned by ILD (collectively with the ILD shares, the "Shares"). All of the Shares are duly authorized, validly issued and outstanding and fully paid and nonassessable and free of preemptive rights. Except for the Shares, there are no shares of capital stock or other securities of Borrowers issued or outstanding. Except as set forth on Schedule 3.1(e), there are no outstanding options, warrants or rights to purchase or acquire from Borrowers any securities of either Borrower, and there are no contracts, commitments, agreements, understandings, registration rights agreements, arrangements or restrictions as to which any Borrower is a party or by which it is bound relating to any shares of

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     capital stock or other securities of any Borrower (including the Shares), whether or not outstanding.

          (f) TRADEMARKS, PATENTS, ETC. Schedule 3.1(f) is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications therefor owned by each Borrower or used or required by each Borrower in the operation of each Borrower's business, title to each of which is, except as set forth in Schedule 3.1(f) hereto, held by each Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit, claim or complaint which asserts that each Borrower's operations violate or infringe the rights or the trade names, trademarks, trademark registration, service name, service mark or copyright of others with respect to any apparatus or method of each Borrower or any adversely held trademark, trade name, trademark registration, service name, service mark or copyright, and each Borrower is not in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

          (g) NO CONFLICTS. Consummation of the transactions hereby contemplated and the performance of the obligations of each Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which either Borrower is a party or by which Borrower or its properties may be bound or affected or to which either Borrower has not obtained an effective waiver.

          (h) LITIGATION. There are no actions, suits or proceedings pending, or, to the knowledge of either Borrower threatened, against or affecting either Borrower or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency; and to each Borrower's knowledge, neither Borrower is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

          (i) FINANCIAL STATEMENTS. The consolidated balance sheet of Borrowers dated as of the date hereof and the income statements of IOS for the year ended December 31, 1995 and the quarter ended March 31, 1996 (collectively, the "Financial Statements"), which are attached hereto as
     Schedule 3.1(i)(A), are true and correct in all material respects have been prepared on the basis of generally accepted accounting principles consistently applied, and fairly present the financial condition of the Borrower as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrowers since the date(s) thereof, and no additional borrowings have been made by Borrowers since the date(s) thereof other than as set forth on Schedule 3.1(i)(B).

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          (j)  OTHER AGREEMENTS; NO DEFAULTS.  Neither Borrower is a party to any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrowers, or the ability of the Borrowers to carry out their obligations under the Loan Documents to which they are a party. Neither Borrower is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which they are a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

          (k) COMPLIANCE WITH LAW. Except as disclosed in Schedule 3.1(k), each Borrower has obtained all necessary licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. Failure of Borrowers to obtain, within six (6) months of the date hereof, all licenses, permits, approvals and authorizations necessary or required to conduct its business and affairs, including those described on Schedule 3.1(k), shall constitute an Event of Default hereunder. To each Borrower's knowledge, each Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect such Borrower's ability to perform its obligations under the Loan Documents.

          (l) DEBT. Schedule 3.1(l) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which each Borrower or any of the properties thereof is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefore are correctly described or indicated in such Schedule.

          (m) TAXES. Each Borrower has filed or caused to be filed all tax returns that to its knowledge are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on them by any governmental authority, agency or instrumentality, prior to any

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     delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against either Borrower or any of the property thereof.

          (n) SMALL BUSINESS CONCERN. Borrowers, together with their "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder. The information set forth in the Small Business Administration Forms 480, 652 and Part A of Form 1031 regarding Borrowers upon delivery, pursuant to Section 5.1 hereof, will be accurate and complete. Borrowers do not presently engage in, and it will not hereafter engage in, any activities, and Borrowers will not use directly or indirectly, the proceeds from the Loan, for any purpose for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations Section 107.720.

          (o) CERTAIN TRANSACTIONS. Except as set forth on Schedule 3.1(o) hereto, neither Borrower is indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever; none of said officers or directors or any members of their immediate families, are indebted to either Borrower or have any direct or indirect ownership interest in any firm or corporation with which either Borrower has a business relationship, or any firm or corporation which competes with either Borrower, except that officers and/or directors of either Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with either Borrower. Except as set forth on Schedule 3.1(o), no officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with either Borrower. Neither Borrower is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          (p) STATEMENTS NOT FALSE OR MISLEADING. No representation or warranty given as of the date hereof by either Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lenders pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

          (q) MARGIN REGULATIONS. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended.

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          (r)  SIGNIFICANT CONTRACTS.  Schedule 3.1(r) is a complete and correct list of all contracts, agreements and other documents pursuant to which each Borrower receives revenues in excess of $25,000 per annum. Each such contract, agreement and other document is in full force and effect as of the date hereof and each Borrower knows of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

          (s) ENVIRONMENT. Each Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Each Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions;
     (2) discharges to surface water or groundwater; (3) noise emissions;
     (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters. Neither Borrower has received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (1) the air;
     (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of each Borrower are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting each Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Neither Borrower has any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

          (t) COLLATERAL. Each Borrower is the lawful owner and holder of the Collateral free and clear of any lien, charge, encumbrance or security interest whatsoever in favor of any other person and has the full authority to grant a security interest in the Collateral hereunder. The address set forth in Section 9.9 of this Agreement is Borrowers' only place of business and the location of all tangible Collateral and the place where the records concerning all intangible Collateral are kept and/or maintained. This Agreement, together with the filing of a UCC-1 with the Secretary of State of Texas covering the Collateral creates a valid and perfected first priority security interest in the Collateral. Neither Borrower has made any further assignment of nor granted any further security interest in or lien on, any of the Collateral.

          (u)  NO REAL PROPERTY.  Borrowers do not own any real property.

          (v) ACQUISITIONS. None of the revenues of IOS for the fiscal year ended December 31, 1995 and subsequent periods were associated with customer accounts which had been purchased by Intellicall, Inc. from a third party.


                                      ARTICLE 4
                               COVENANTS AND AGREEMENTS

     Each Borrower covenants and agrees that during the term of this Agreement:

     4.1 PAYMENT OF OBLIGATIONS. Borrowers shall pay the indebtedness evidenced by the Notes according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrowers to Lenders, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lenders to Borrowers, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

     4.2 FINANCIAL STATEMENTS AND REPORTS. ILD shall furnish to each of the Lenders (i) as soon as practicable and in any event within one hundred twenty
(120) days after the end of each fiscal year of Borrowers, an audited consolidated balance sheet of Borrowers as of the close of such fiscal year, an audited consolidated statement of income and retained earnings of Borrower for such fiscal year and an audited consolidated statement of cash flows for Borrower for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by a certificate of the President of ILD, stating that to the best of the knowledge of such officer, Borrowers have kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default (as defined in Section 6.1 hereof) has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrowers propose to take in connection therewith),

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(ii) within thirty (30) days of the end of each calendar month, a status report indicating the financial performance of Borrowers during such month and the financial position of Borrowers as of the end of such month, (iii) within forty-five (45) days of the end of each quarter, a consolidated balance sheet of Borrowers as of the close of such quarter and a consolidated statement of income and retained earnings of Borrowers as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), and (iv) with reasonable promptness, such other financial data as Lenders may reasonably request.

     4.3  MAINTENANCE OF BOOKS AND RECORDS; INSPECTION.   Borrowers shall
maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and upon reasonable notice permit Lenders, its officers and employees and any professionals designated by Lenders in writing, at Lenders's expense, to visit and inspect any of their properties, corporate books and financial records, and to discuss its accounts, affairs and finances with Borrowers or the principal officers of Borrowers during reasonable business hours, all at such times as Lenders may reasonably request; provided that no such inspection shall materially interfere with the conduct of Borrowers' business.

     4.4 INSURANCE. Without limiting any of the requirements of any of the other Loan Documents, Borrowers shall maintain, in amounts customary for entities engaged in comparable business activities, (i) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lenders, such approval not to be unreasonably withheld or delayed), and (ii) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Borrowers' business. Borrowers will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Borrower's Board of Directors. At the request of Agent, Borrowers will deliver forthwith a certificate specifying the details of such insurance in effect.

     4.5 TAXES AND ASSESSMENTS. Borrowers shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrowers upon their income and profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrowers in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (ii) and (iii) so long as appropriate reserves are maintained with respect thereto.

     4.6 CORPORATE EXISTENCE. Borrowers shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

     4.7 COMPLIANCE WITH LAW AND OTHER AGREEMENTS. Except where the failure to do so would not materially adversely affect Borrowers' operations or their ability to fulfill their obligations under the Loan Documents, Borrowers shall maintain their business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Borrowers are a party or by which Borrowers or any of their properties are bound. Without limiting the foregoing, Borrowers shall pay all of its indebtedness promptly in accordance with the terms thereof.

     4.8 NOTICE OF DEFAULT. Borrowers shall give written notice to Lenders of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

     4.9 NOTICE OF LITIGATION. Borrowers shall give notice, in writing, to Lenders of (i) any actions, suits or proceedings wherein the amount at issue is in excess of Twenty-Five Thousand and No/100ths Dollars ($25,000.00) instituted by any persons whomsoever against Borrowers or affecting any of the assets of Borrowers, and (ii) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrowers on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of Borrowers.

     4.10 CONDUCT OF BUSINESS. Borrowers will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement.

     4.11 ERISA PLAN. If either Borrower has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. Section 1001 ET SEQ. (1975), as
amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) each Borrower hereby warrants that, to Borrower's knowledge, no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) each Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, and (iii) each Borrower covenants that it will send to Lenders a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

     4.12 DIVIDENDS, ETC. Neither Borrower shall declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of Borrower, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan (except as required or permitted hereunder), without the prior written consent of the holders of a majority of the principal amount of the Loan outstanding at such time (the "Majority Lenders"). Notwithstanding anything to the contrary contained herein, so long as an Event of Default hereunder has not occurred and is not continuing, (i) ILD may make dividend payments to the Holders of its Series B Preferred Stock as set forth in its Certificate of Incorporation as amended as of the date hereof, and (ii) ILD may issue up to 27,500 shares of Common Stock pursuant to employee stock option plans.

     4.13 GUARANTIES; LOANS; PAYMENT OF DEBT. Neither Borrower shall, without the Majority Lenders' prior express written consent, guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to such Borrower for deposit or collection in the ordinary course of business. Neither Borrower shall, without the prior express written consent of the Majority Lenders, (i) make any loan, advance or extension of credit to any person other than in the ordinary course of business, or (ii) make any payment on any subordinated debt (except ILD may make scheduled payments of interest to the holders of the convertible debentures as of the date hereof in the aggregate original principal amount of $2,000,000) other than trade payables incurred in the ordinary course of business. Notwithstanding the foregoing, Borrowers may make the payments to Intellicall, Inc. under the Operating Agreement of even date herewith between ILD and Intellicall, Inc.

     4.14 DEBT. Without the express prior written consent of the Majority Lenders, neither Borrower shall create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

     (a)  the indebtedness evidenced by the Note;
     (b) the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business;
     (c)  trade payables;
     (d) debts incurred in the ordinary course of business (each of which, individually, does not exceed $25,000); and
     (e)  the indebtedness listed on Schedule 3.1(l) hereto.
     (f) any indebtedness of Borrowers to Intellicall, Inc. under that certain Operating Agreement dated as of the date hereof entered into by and between Borrowers and Intellicall, Inc.;

     (g) indebtedness to any asset-based or working capital line lender that bears interest at an annual rate not to exceed the prime rate of interest plus 3%, to which Lenders agree to subordinate on such terms and conditions as may be mutually acceptable to Borrowers, Lenders and such senior lender;
     (h) any operating and/or capitalized leases entered into in the ordinary course of business; and
     (i)  any real estate lease entered into in the ordinary course of business.

     4.15 NO LIENS. Without the prior written consent of Majority Lenders, neither Borrower shall create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its properties, now owned or hereafter acquired, except:

          (a) liens in favor of Lenders in connection with transactions contemplated by this Agreement;

          (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

          (c) liens in connection with the leasing of equipment in favor of the lessor of such equipment;

          (d)  liens described on Schedule 3.1(l) hereto; and

          (e)  liens to secure the indebtedness described in Section 4.14(g).

     4.16 MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES. Each Borrower agrees that in the event that it creates any subsidiaries, it shall pledge the stock of such subsidiary to Lenders within 10 days of the date of creation of such subsidiary pursuant to the terms of a Pledge and Security Agreement executed by it in form and substance satisfactory to the Majority Lenders. Each Borrower agrees not to transfer assets subject to this Agreement to a subsidiary without the Majority Lenders' consent.

     4.17 TRANSACTIONS WITH AFFILIATES. Neither Borrower shall enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 4.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with such Borrower.

     4.18 COLLATERAL.

          (a) Borrowers will not permit any of the Collateral to be removed from the location specified herein, except for temporary periods in the normal and customary use thereof, without the prior written consent of the Majority Lenders, and will permit Lenders to inspect the Collateral at any time; provided that no such inspection shall materially interfere with the conduct of Borrowers' business.

          (b) If any of the Collateral is or will be located outside Texas, Borrowers will contemporaneously herewith furnish Lenders a list of the states wherein such Collateral is or will be located, and hereafter will notify Lenders in writing (i) of any other states in which such Collateral is so used, and (ii) of any change in the location of Borrowers' chief place of business.

          (c) Borrowers will not sell, exchange, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of the Majority Lenders, except in the normal course of Borrowers' business. Borrowers shall defend the Collateral against all claims and demands of any or all persons claiming the Collateral or any interest therein.

          (d) Borrowers will keep the Collateral in good condition and repair and will pay and discharge all taxes (subject to the provisions of Section
     4.5 hereof), levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may impair the value of any of the Collateral. If Borrowers fail to pay such sums, Agent may do so for Borrowers' account and add the amount thereof to the other amounts secured hereby.

          (e) Until default in any of the terms hereof, or the terms of any indebtedness secured hereby, Borrowers shall be entitled to possession of the Collateral and to use the same in any lawful manner, provided that such use does not cause excessive wear and tear to the Collateral, cause it to decline in value at an excessive rate, or violate the terms of any policy of insurance thereon.

          (f) Borrowers will not allow the Collateral to be attached to real estate in such manner as to become a fixture or a part of any real estate.

          (g) So long as Borrowers are not in default hereunder, Borrowers shall have the right to process and sell their inventory in the regular course of business. Lenders' security interest hereunder shall attach to all proceeds of all sales or other dispositions of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be promptly delivered to Agent and subject to the security interest granted hereby.

     If at any time any of Borrowers' inventory is represented by any document of title, such document of title will be delivered promptly to Agent and subject to the security interest granted hereby.

          (h) By the execution of this Agreement, Lenders shall not be obligated to do or perform any of the acts or things provided in any contracts covered hereby that are to be done or performed by Borrowers, but if there is a default by Borrowers in the payment of any amount due in respect of any indebtedness secured hereby, then Agent may, at its election, perform some or all of the obligations provided in said contracts to be performed by Borrowers, and if Agent incurs any liability or expenses by reason thereof, the same shall be payable by Borrowers upon demand and shall also be secured by this Agreement.

          (i) At any time after Borrowers are in default hereunder or under the Loan Agreement, Agent shall have the right to notify the account debtors obligated on any or all of Borrowers' accounts receivable to make payment thereof directly to Agent, and to take control of all proceeds of any such accounts receivable. Until such time as Agent elects to exercise such right by mailing to Borrowers written notice thereof, Borrowers are authorized, as agents of the Lenders, to collect and enforce said accounts receivable.

     4.19 ENVIRONMENT. Borrower shall be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify each Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify each Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith subject to the right to reasonably contest same; permit any Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto at reasonable times; and at such Lender's request, and at Borrowers' expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to such Lender, and such other and further assurances reasonably satisfactory to such Lender that the condition has been corrected.

     4.20 FINANCING STATEMENTS; POWER OF ATTORNEY. Upon the request of Agent, Borrowers shall execute any and all financing statements and other documents which are deemed by Agent from time to time to be necessary or desirable in perfecting the security interests granted herein or otherwise effectuating the transactions contemplated herein. Borrowers hereby constitute the Agent or its designee, as Borrowers' attorney-in-fact with power, upon the occurrence and during the continuance of an Event of Default, to endorse Borrowers' name upon any notes, acceptances, checks, drafts, money orders, or other evidences of payment or Collateral that may come into either its or the Lenders' possession; to sign the name of Borrowers on any invoice or bill of lading relating to any of the accounts receivable, drafts against customers, assignments and verifications of accounts receivable and notices to customers; to send verifications of accounts receivable; to notify the Post Office authorities to change the address for delivery of mail addressed to Borrowers to such address as the Agent may designate; to execute any of the documents in order to perfect and/or maintain the security interests and liens granted herein by Borrowers to the Lenders; to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission (other than acts of gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the obligations secured hereby are paid in full and any and all promissory notes executed in connection therewith are terminated and satisfied.


                                      ARTICLE 5
                                CONDITIONS TO CLOSING

     5.1 CLOSING OF THE LOAN. The obligation of Lenders to fund the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

          (a) Borrowers shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

          (b) Lenders shall have received an opinion of the Borrowers' counsel, Cashin, Morton & Mullins, dated the Closing Date, in form and substance satisfactory to Agent's counsel, Caldwell & Caldwell, P.C.

          (c) Borrowers shall have delivered to each of the Lenders a Note executed by Borrowers, substantially in the form of Exhibit B attached hereto.

          (d) Borrowers shall have delivered to each of the Lenders a Stock Purchase Warrant executed by ILD, substantially in the form of Exhibit C attached hereto.

          (e) Borrowers shall have delivered to Agent the Small Business Administration Forms 480, 652 and 1031 (Part A) and the Economic Impact Assessment completed by Borrowers.

          (f) Lenders shall have received UCC-1 Financing Statements executed by Borrowers.

          (g) Lenders shall have received a Letter Agreement from Intellicall, Inc. and certain shareholders of ILD stating their agreement not to pledge their shares of ILD to another lender following the release of the pledge to Nomura Holding America, Inc.; provided that Intellicall, Inc. may pledge its shares of ILD to another asset-based lender as collateral for a loan from such lender.

          (h) Lenders shall have received copies of the corporate charter and other publicly filed organizational documents of Borrowers, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrowers are incorporated.

          (i) Lenders shall have received certified (as of the date of this Agreement) copies of all corporate action taken by the Borrowers, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

          (j) Lenders shall have received a certificate as to the legal existence and good standing of the Borrowers, issued by the Secretary of State or other appropriate public official in the jurisdiction in which the Borrowers are incorporated.

          (k) Lenders shall have received certificates of the Secretaries of State or other appropriate public officials as to Borrowers' qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on its financial position or its ability to conduct its business in the manner now conducted and as hereafter intended to be conducted.

          (l) ILD shall have received a minimum capital equity and subordinated debt contribution of $3 million from Triad-ILD Partners and Morris Telecommunications, LLC.


                                      ARTICLE 6
                                 DEFAULT AND REMEDIES

     6.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

          (a) Default in the payment of the principal of or interest on the indebted nesses evidenced by the Notes in accordance with the terms of the Notes, which default is not cured within five (5) days;

          (b) Any misrepresentation by Borrowers as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrowers of any schedule, statement, resolution, report, certificate, notice or writing to Lenders that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

          (c) Failure of Borrowers to perform any of its obligations, covenants or agreements under this Agreement, the Notes or any of the other Loan Documents;

          (d) Borrowers (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (e) Borrowers shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

          (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

          (g) Borrowers shall default in the timely payment or performance of any obligation now or hereafter owed to Lenders in connection with any other indebtedness of Borrowers now or hereafter owed to Lenders;

          (h) Borrowers shall have defaulted and continue to be in default in the timely payment or performance of any other indebtedness or obligation, which in the aggregate exceeds One Hundred Thousand and No/100ths Dollars ($100,000.00) or materially adversely affects Borrowers' financial condition, except for challenges made in good faith; or

          (i) Michael Lewis is no longer employed as an executive officer of ILD.

     With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrowers given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrowers has had actual knowledge for the requisite number of days set forth above.

     6.2  ACCELERATION OF MATURITY; REMEDIES.

          (a) Upon the occurrence of any Event of Default described in subsection 6.1(d), the indebtedness evidenced by the Notes as well as any and all other indebtednesses of Borrowers to Lenders shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Agent, upon the direction or consent of the Majority Lenders, at any time thereafter may accelerate the maturity of the indebtednesses evidenced by the Notes as well as any and all other indebtedness of Borrowers to Lenders; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtednesses evidenced by the Notes, and upon written direction of the Majority Lenders, Agent shall:

               (i) exercise any or all of its rights and remedies with respect to the Collateral under the Tennessee Uniform Commercial Code, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right to exercise all powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Borrowers agree to take all such action as may be appropriate to give effect to such right);

               (ii) in its name, or in the name of the Borrowers or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

               (iii) upon ten (10) days' prior written notice to the Borrowers, sell, assign or otherwise dispose of all or any portion of the Collateral, at such place or places as the Agent deems best, for cash or credit against the indebtednesses evidenced by the Notes, at public or private sale, without demand or additional notice, and the Agent may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter shall hold the same absolutely free from any claim or right of any kind, including any right or equity of redemption (statutory or otherwise) of the Borrowers, any such demand, notice, right or equity being expressly waived, disclaimed and released; and/or

               (iv) Exercise any other powers, rights or remedies conferred to Agent under this Agreement or the other Loan Documents, or at law or equity.

          (b) In exercising any right or remedy that Agent may have with respect to the Collateral, Agent shall act for the benefit of each of the Lenders. Upon any foreclosure sale or disposition of the Collateral, Agent shall be entitled to enter a bid that is for ratable credit upon each of the Notes. Agent shall not be required to enter a cash bid unless all of the Lenders have contributed a ratable portion of such cash to Agent. In the event that Agent acquires title to any of the Collateral, it shall do so on behalf of all of the Lenders.

          (c) All proceeds from the liquidation, foreclosure, repossession, or public or private sale of the Collateral, or enforcement of Agent's security interest in the Collateral, or Agent's exercise of any rights or remedies pursuant to this Section 6.2 or otherwise shall be applied first to the costs and expenses (including reasonable and actual attorneys' fees and disbursements) incurred by the Agent, acting as Agent, and thereafter paid pro rata to the Lenders as hereinafter set forth. Specifically, regardless of how each Lender may treat the payments for the purpose of its own accounting, for the purposes of computing the Borrowers' obligations hereunder and calculating distributions under this subsection (c), all such proceeds shall be applied FIRST, to the costs and expenses incurred by the Agent, acting as Agent, as set forth above; SECOND, to the ratable payment of accrued and unpaid interest on the Notes (in the same proportion that the then unpaid interest under each Note bears to the aggregate of the then unpaid interest under all of the Notes); THIRD, to the ratable payment of the unpaid principal of the Notes (in the same proportion that the then unpaid principal under each Note bears to the aggregate of the then unpaid principal under all of the Notes); FOURTH, to the payment of all other amounts then owing to the Agent or the Lenders under the Loan Documents; and FIFTH, the remainder, if any, to the Borrowers or any other person legally entitled thereto. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or under applicable law. To the extent that any Lender receives any payment in excess of that which it is entitled to receive hereunder, it shall promptly repay such amount to Agent to be distributed to the party or parties entitled thereto.

          (d) No disbursements shall be made by the Agent pursuant to Section 6.2(c) unless and until the Agent has first determined (based upon written notices provided by each Lender) the ratio that the principal and interest evidenced by each Lender's Note bears to the aggregate of all principal and interest evidenced by all of the Notes. As used herein, the term "proceeds" of the Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral.

          (e) If the Agent is required at any time to return to Borrowers or to a trustee, receiver, liquidator, custodian or similar official any portion of any payment or distribution made by the Agent to any of the Lenders pursuant to this Section 6.2 or otherwise, then such Lender(s) shall, upon demand, immediately return to the Agent any such payments made or transferred to such Lender(s), but without interest or penalty (unless the Agent is required to pay interest or penalty on such amounts to the person recovering such payments). If, however, any such Lender(s) shall fail to make such payment within ten (10) days of Agent's demand, then the amount of such payment shall bear interest at the prime rate of interest plus one percent.

     6.3 REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Lenders and/or Agent by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lenders or Agent to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lenders may be exercised from time to time and as often as may be deemed expedient by Lenders or Agent.


                                      ARTICLE 7
                                  AGENCY PROVISIONS

     7.1 AUTHORIZATION AND ACTION. Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall not by reason of this Agreement be a trustee or fiduciary for any Lender. The Agent shall have no duties or responsibilities except those expressly set forth herein. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of Agent's security interest in the Collateral), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

     7.2 LIABILITY OF AGENT. Neither the Agent nor any of its partners, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee, which notice must be in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement on the part of the Borrowers, or to inspect the property (including the books and records) of the Borrowers; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, monthly billing statement or other instrument or writing (which may be sent by telegram, telex, or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

     7.3 RIGHTS OF AGENT AS A LENDER. With respect to the Loan made by it and the Note issued to it, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers and any person who may do business with or own securities of the Borrower or any subsidiary, all as if the Agent were not the Agent and without any duty to account therefor to the Lenders.

     7.4 INDEPENDENT CREDIT AND COLLATERAL DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit and collateral analysis (including an analysis of the nature and value of the Collateral, the enforceability of the Agent's security interest therein and the perfection of such security interest) and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any of their subsidiaries (or any of their affiliates) which may come into the possession of the Agent or any of its affiliates. Agent makes no express or implied warranty concerning the value of the Collateral or the perfection or enforceability of its security interest therein. Except for the filing of continuation statements with the Texas Secretary of State when required by applicable Texas laws, Agent shall have no duty to protect the Collateral or the security interest granted therein.

     7.5 INDEMNIFICATION. Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective amounts of their portion of the Loan, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of any of the foregoing resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrowers) promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement.

     7.6 SUCCESSOR AGENT. The Agent may resign at any time by giving at least 60 days' prior notice thereof to the Lenders and the Borrowers and the Majority Lenders may remove the Agent at any time, with or without cause. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. In the case of a retiring Agent, if no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Any Agent may be removed by a majority of the remaining Lenders in the event the Agent is convicted of a crime, engages in any act of moral turpitude which has an adverse effect upon the Borrowers or their business reputation, or fails to perform its duties as required by this Agreement.

     7.7 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right or setoff, or otherwise) on account of the Note held by it in excess of its ratable share of payments on account of the Notes obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (1) the amount of such Lender's required repayment to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 7.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Each Lender shall give the Agent written notice within five (5) days of any payments or other recoveries described above.

     7.8 ENFORCEMENT BY AGENT. All rights of action under this Agreement, the Notes and the other Loan Documents shall be instituted, maintained, pursued and/or enforced by Agent. Any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in Agent's name without the necessity of joining any of the other Lenders. In any event, the recovery of any judgment by Agent shall be for the ratable benefit of all of the Lenders, subject to the reimbursement of expenses and costs of Agent. When acting pursuant to consent of Majority Lenders, Agent shall provide notice of any such action to any Lenders whose consent was not sought within three business days after such action.

     7.9 PRO RATA TREATMENT. Except as specifically provided to the contrary herein, the rights and obligations of the Lenders shall be prorata on the basis of their percentage interests of the Loan as set forth on Exhibit A.


                                      ARTICLE 8
                                     TERMINATION

     8.1 TERMINATION OF THIS AGREEMENT. This Agreement shall remain in full force and effect until the later of (i) the Maturity Date (as defined in the Notes), or (ii) the payment by Borrowers of all amounts owed to Lenders hereunder and upon repayment of all amounts owned under the Notes, at which time Lenders shall cancel the Notes and deliver them to Borrowers and do all things and deliver all documents necessary to release the Collateral from the liens of Lenders including UCC-3 financing statements and such other documents as Borrowers may reasonably request; provided, however, that if at any time Borrowers have satisfied all obligations to Lenders, Borrowers may terminate this Agreement by providing written notice to each Lender.


                                      ARTICLE 9
                                    MISCELLANEOUS

     9.1 PERFORMANCE BY AGENT. If Borrowers shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Agent may, at the option of the Majority Lenders, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lenders and/or Agent in connection therewith (including but not limited to reasonable and actual attorney's fees), with interest thereon at the highest default rate provided in the Notes (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lenders and/or Agent by Borrowers and shall constitute a part of the Obligations. The Majority Lenders shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

     9.2 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrowers or by or on behalf of Lenders or Agent shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

     9.3 COSTS, EXPENSES, AND TAXES. Borrowers agree to pay on demand all reasonable costs and expenses (not to exceed $25,000) incurred by any Lender in connection with the preparation, execution, delivery and filing of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including without limitation, the fees and out-of-pocket expenses of counsel for any Lender, incurred in connection with advising the Agent or any of the Lenders as to their rights and responsibilities hereunder. Borrowers also agrees to pay all such costs and expenses, including reasonable attorneys' fees and court costs, incurred by the Agent and/or the Lenders in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failing to pay such taxes and fees.

     9.4 ASSIGNMENT. The Notes, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lenders with consent of Borrowers, which shall not be unreasonably withheld; provided that no consent shall be required for an assignment to an affiliate of the assigning Lender. Any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lenders under all of the same to the extent transferred and assigned. Lenders may grant participations in all or any portion of its interest in the indebtedness evidenced by the Notes, and in such event Borrowers shall continue to make payments due under the Loan Documents to Lenders and Lenders shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrowers shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Majority Lenders.

     9.5 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrowers hereunder and under all of the other Loan Documents.

     9.6 SEVERABILITY. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     9.7 INTEREST AND LOAN CHARGES NOT TO EXCEED MAXIMUM ALLOWED BY LAW. Anything in this Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrowers in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then IPSO FACTO, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lenders that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Notes and/or refunded to Borrowers so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Notes exceed the maximum amounts permitted from time to time by applicable law.

     9.8 ARTICLE AND SECTION HEADINGS; DEFINED TERMS. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

     9.9 NOTICES. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Agent is:      Sirrom Capital Corporation
                              500 Church Street
                              Suite 200
                              Nashville, TN 37219
                              Attention: Kathy Harris

with a copy to:               Caldwell & Caldwell, P.C.
                              500 Church Street, Suite 200
                              Nashville, TN 37219
                              Attention:  Maria-Lisa Caldwell, Esq.

The Addresses of Borrowers
are:                          ILD Communications, Inc.
                              2155 Chenault, Suite 140
                              Carrollton, TX 75006-5023
                              Attention: Michael F. Lewis

                              ILD Communications, Inc.
                              13000 Sawgrass Village Circle
                              Suite 5
                              Ponte Verdra Beach, FL 32082

with a copy to:               Cashin, Morton & Mullins
                              Two Midtown Plaza
                              1360 Peachtree Street, NE, Suite 1900
                              Atlanta, GA 30309
                              Attention: C. Read Morton, Esq.

The Address of the Lenders
are:                          As set forth on Exhibit A hereto


     9.10 ENTIRE AGREEMENT. This Agreement and the other Loan Documents dated as of the date hereof between Borrowers, Agent and Lenders represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by the Borrowers were not based upon any fact or material provided by Lenders, nor were the Borrowers induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lenders.

     9.11 GOVERNING LAW AND AMENDMENTS. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment, modification, termination or waiver of any provision of any Loan Document to which Borrowers are a party, nor consent to any departure by Borrowers from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders. The terms of the Notes may only be modified by the unanimous written consent of Lenders.

     9.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made by or furnished on behalf of the Borrowers in connection herewith shall survive the execution and delivery of this Agreement and all other Loan Documents.

     9.13 JURISDICTION AND VENUE. Borrowers hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or any other Loan Documents or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     9.14 WAIVER OF TRIAL BY JURY. LENDERS, AGENT AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

     9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     9.16 CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Borrowers, Agent, Lenders and their respective agents have participated in the preparation hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                   AGENT:

                                   SIRROM CAPITAL CORPORATION, a Tennessee
                                   corporation, as Agent


                                   By: /s/ Kathy Harris
                                      ----------------------------------
                                   Title: Vice President
                                         -------------------------------


                                   BORROWERS:

                                   ILD COMMUNICATIONS, INC.,
                                   a Delaware corporation

                                   By: /s/ Michael F. Lewis
                                      ----------------------------------
                                   Title: President
                                         -------------------------------

                                   INTELLICALL OPERATOR SERVICES, INC.,
                                   a Delaware corporation

                                   By: /s/ Dennis Stoutenburgh
                                      ----------------------------------
                                   Title: Vice President
                                         -------------------------------


                                   LENDERS:

                                   SIRROM CAPITAL CORPORATION, a Tennessee
                                   corporation


                                   By: /s/ Kathy Harris
                                      ----------------------------------
                                   Title: Vice President
                                         -------------------------------

                                   REEDY RIVER VENTURES LIMITED PARTNERSHIP, a
                                   South Carolina limited partnership

                                   By:  Emergent Equity Advisors, Inc.,
                                           its general partner

                                        By: /s/ Capers A. Easterby
                                           ----------------------------------
                                        Title: President
                                              -------------------------------

                          INDEX OF SCHEDULES AND ATTACHMENTS



Exhibit A - List of Lenders
Exhibit B - Form of Note
Exhibit C - Stock Purchase Warrant
Schedule 3.1(b) - Subsidiaries
Schedule 3.1(e) - Capitalization
Schedule 3.1(e) - Shareholders
Schedule 3.1(f) - Trademarks and Patents
Schedule 3.1(i)(A) - Financial Statements
Schedule 3.1(i)(B) - Additional Borrowings
Schedule 3.1(k) - Compliance with Law
Schedule 3.1(l) - Debt and Liens
Schedule 3.1(o) - Certain Transactions
Schedule 3.1(r) - Significant Contracts
Schedule 4.17 - Transactions with Affiliates

                                      EXHIBIT A

                                   LIST OF LENDERS



                                              Amount of
 Name and Address                               Loan
---------------------------------------      -----------
 Sirrom Capital Corporation                   $1,500,000
 500 Church Street
 Suite 200
 Nashville, TN 37219

 Reedy River Ventures Limited                 $  500,000
 Partnership
 15 South Main Street, Suite 750
 Greenville, SC 29601
                                             -----------
                                              $2,000,000